Patterson Companies Reports Fiscal 2016 Third Quarter Operating Results

•	Sales increased to $1.4 billion, up 47.8 percent on a constant currency basis, including the impact of sales from recently acquired Animal Health International, Inc.

•	Adjusted EPS from continuing operations[1] totaled $0.68, a 38.7 percent increase over prior year.

•	Dental segment sales rose 5.9 percent on a constant currency basis.

•	Animal Health segment sales increased 123.9 percent on a constant currency basis, with $406.6 million in sales attributed to the acquisition of Animal Health International, Inc.

•	Company narrows adjusted earnings guidance for fiscal 2016 to $2.42 to $2.48 per diluted share.

St. Paul, Minn. — February 25, 2016 — Patterson Companies, Inc. (Nasdaq: PDCO) today reported consolidated sales of $1.4 billion (see attached Sales Summary for further details) in its fiscal third quarter ended January 30, 2016, up 46 percent over the same period last year. Sales in this fiscal 2016 period include results from the recent Animal Health International, Inc. acquisition.

Adjusted net income from continuing operations1, which reflects adjustments to exclude certain non-recurring and deal amortization costs, was $65.1 million for the third quarter of fiscal 2016, a 35 percent gain over $48.4 million in the same quarter last year. Adjusted earnings per diluted share from continuing operations1 was $0.68 in the 2016 third quarter, a 39 percent year-over-year increase. Reported net income from continuing operations was $57.2 million, or $0.60 per diluted share, compared to $46.4 million, or $0.47 per diluted share, in last year’s fiscal third quarter.

“We are pleased with our execution in the third quarter from both a sales and operations perspective. Patterson Companies generated solid organic revenue growth and expanded operating margins in both our Dental and Animal Health businesses. We also made significant additional integration progress in our Animal Health segment,” said Scott Anderson, chairman, president and chief executive officer. “Our sales and support teams are focusing diligently on serving our customers and taking full advantage of our leadership in technology, value-added services and broadened product offerings.”

Patterson Dental
Sales for Patterson Dental, which represent approximately 46 percent of total sales, improved to $637.7 million, up 5.9 percent on a constant currency basis from the same quarter last year. On that same basis, year-over-year sales by category were as follows:

•	Consumable dental supplies improved 5.1 percent

•	Equipment sales rose 6.8 percent, reflecting strength in both technology and core equipment

•	Other services and products, primarily composed of technical service, parts and labor, software support services and office supplies, climbed 7.7 percent

Anderson said, “A highlight for us was the solid growth in the consumables category this quarter, which stemmed from increased patient utilization. We continue to see stable to steadily improving dynamics in the

North American dental market and believe we are increasingly well-positioned to capitalize on this trend – given our technology leadership and support infrastructure – across the full spectrum of dental customers.”

Patterson Animal Health
Sales for Patterson Animal Health, which comprise approximately 54 percent of the company’s total sales, more than doubled to $749.7 million. Sales from Animal Health International, Inc. added $406.6 million to the Animal Health segment during the quarter. Excluding the contribution from Animal Health International, Inc. and accounting for normalized changes in veterinary diagnostic manufacturer relationships, segment sales improved 6.2 percent on a constant currency basis, led by an 11.3 percent increase in the U.S.

Anderson continued, “Overall, our Animal Health business posted solid results for the quarter, driven by a particularly strong performance in the U.S. companion animal business. We remain confident in the pace of our integration progress with Animal Health International, Inc., the synergies we are gaining and the competitive position of our market-leading platform.”

Discontinued Operations
On August 28, 2015, Patterson Companies completed the sale of Patterson Medical to Madison Dearborn Partners for approximately $715 million. As a result of the sale, results of Patterson Medical are classified and reported as discontinued operations in all periods beginning with the fiscal 2016 first quarter.

Share Repurchases and Dividends
Fiscal year-to-date, Patterson repurchased approximately 4.4 million shares of its outstanding common stock, with a value of $200.0 million, leaving approximately 16 million shares for repurchase under the current authorization. The company also paid $21.6 million in cash dividends to shareholders in the third quarter and $67.0 million in the first nine months of fiscal 2016.

Year-to-Date Results1
Consolidated sales for the first nine months of fiscal 2016 totaled $3.9 billion, a 37 percent year-over-year increase. Adjusted net income from continuing operations was $167.3 million, or $1.70 per diluted share, compared to adjusted net income from continuing operations of $132.4 million, or $1.33 per diluted share, in the year-ago period, as outlined in the Third Quarter and Nine-Month Reconciliation table1. Fiscal 2016 also includes the impact of an extra week.

Business Outlook
Anderson concluded, “With three quarters of the fiscal year completed, we are narrowing our 2016 adjusted earnings guidance range on a continuing operations basis to $2.42 to $2.48 per diluted share. We expect to achieve this growth by concentrating on the strong fundamentals in both of our businesses. In Dental, we intend to capitalize on the favorable North American market conditions. In Animal Health, as we generate synergies from the acquisition, we are focused on driving growth across both the companion and production animal platforms. We continue to create value for shareholders as we balance investing in our business, paying dividends and repurchasing shares.”

The fiscal 2016 annual financial outlook and adjusted earnings guidance:

•	Assumes stable North American and international markets

•	Includes the impact of an extra week in fiscal 2016 compared to the previous year

•	Excludes the impact of additional share repurchases for the remainder of the fiscal year

•
Excludes transaction-related costs, integration expense, deal amortization, accelerated debt issuance costs, non-recurring IT initiative training costs and tax costs related to cash repatriation (See Third Quarter and Nine-Month Reconciliation table below)

•	Excludes the discontinued operations for Medical

1Third Quarter and Nine-Month Reconciliation
The following non-GAAP table is provided to adjust reported net income and earnings per share for the impact of tax affected one-time costs, current and prior deal-amortization costs and tax costs related to cash repatriation. Management believes that the adjusted net income and EPS amounts may provide a helpful representation of the company’s current quarter performance.

(Dollars in thousands, except EPS)
	Three Months Ended		Nine Months Ended
	January 30, 2016	January 24, 2015	January 30, 2016	January 24, 2015
Net Income from Continuing Operations - Reported	$57,190	$46,434	$120,064	$126,624
Transaction-Related Costs	28	—	10,007	—
Deal Amortization	6,921	1,930	18,507	5,767
Integration Expense	925	—	2,979	—
Accelerated Debt Issuance Costs	—	—	3,205	—
Non-Recurring IT Training Costs	77	—	252	—
Tax Impact of Repatriation of Cash	—	—	12,300	—
Net Income from Continuing Operations - Adjusted	$65,141	$48,364	$167,314	$132,391

Diluted Earnings Per Share from Continuing Operations - Reported	$0.60	$0.47	$1.22	$1.27
Transaction-Related Costs	—	—	0.10	—
Deal Amortization	0.07	0.02	0.19	0.06
Integration Expense	0.01	—	0.03	—
Accelerated Debt Issuance Costs	—	—	0.03	—
Non-Recurring IT Training Costs	—	—	—	—
Tax Impact of Repatriation of Cash	—	—	0.12	—
Diluted Earnings Per Share from Continuing Operations - Adjusted*	$0.68	$0.49	$1.70	$1.33

*May not foot due to rounding

Third Quarter Conference Call and Replay
Patterson’s third quarter earnings conference call will start at 10 a.m. Eastern today. Investors can listen to a live webcast of the conference call at www.pattersoncompanies.com. The conference call will be archived on Patterson’s website. A replay of the third quarter conference call can be heard for one week at 888-203-1112 and by providing the Conference ID 6564113, when prompted.
About Patterson Companies, Inc.
Patterson Companies, Inc. is a value-added distributor serving the dental and animal health markets.
Dental Market
Patterson's Dental segment provides a virtually complete range of consumable dental products, equipment and software, turnkey digital solutions and value-added services to dentists and dental laboratories throughout North America.
Animal Health Market
Patterson's Animal Health segment is a leading distributor of products, services and technologies to both the production and companion animal health markets in North America and the U.K.
This press release contains certain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond Patterson's ability to control. Forward-looking statements generally can be identified by words such as "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of Patterson or the price of Patterson stock. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to the other risks and important factors contained and identified in Patterson's filings with the Securities and Exchange Commission, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, any of which could cause actual results to differ materially from the forward-looking statements. Any forward-looking statement in this press release speaks only as of the date on which it is made. Except to the extent required under the federal securities laws, Patterson does not intend to update or revise the forward-looking statements.
For additional information contact:
Ann B. Gugino
Executive Vice President & CFO
651-686-1600
John M. Wright
Vice President, Investor Relations
651-686-1364
Source: Patterson Companies, Inc.

PATTERSON COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	January 30, 2016	January 24, 2015	January 30, 2016	January 24, 2015

Net sales	$1,400,853	$958,628	$3,932,933	$2,875,804

Gross profit	339,864	262,442	959,007	772,346

Operating expenses	244,135	185,065	717,638	556,833

Operating income from continuing operations	95,729	77,377	241,369	215,513

Other expense, net	(9,804)	(7,971)	(37,477)	(23,136)

Income from continuing operations before taxes	85,925	69,406	203,892	192,377

Income taxes	28,735	22,972	83,828	65,753

Net income from continuing operations	57,190	46,434	120,064	126,624
Net income (loss) from discontinued operations	(750)	8,242	1,500	32,119
Net income	$56,440	$54,676	$121,564	$158,743

Basic earnings (loss) per share:
Continuing operations	$0.60	$0.47	$1.23	$1.28
Discontinued operations	(0.01)	0.08	0.01	0.32
Net basic earnings per share	$0.59	$0.55	$1.24	$1.60

Diluted earnings (loss) per share:
Continuing operations	$0.60	$0.47	$1.22	$1.27
Discontinued operations	(0.01)	0.08	0.01	0.32
Net diluted earnings per share	$0.59	$0.55	$1.23	$1.59

Shares:
Basic	95,335	98,842	97,809	98,991
Diluted	95,930	99,540	98,488	99,699

Dividends declared per common share	$0.22	$0.20	$0.66	$0.60

Gross margin - reported	24.3%	27.4%	24.4%	26.9%

Operating expenses as a % of net sales - adjusted	16.6%	19.0%	17.1%	19.1%
Adjustments[1]	0.9	0.3	1.2	0.3
Operating expenses as a % of net sales - reported	17.5%	19.3%	18.3%	19.4%

Operating income as a % of net sales - adjusted	7.7%	8.4%	7.3%	7.8%
Adjustments[1]	(0.9)	(0.3)	(1.2)	(0.3)
Operating income as a % of net sales - reported	6.8%	8.1%	6.1%	7.5%

Effective tax rate - adjusted	33.8%	33.0%	34.7%	34.0%
Adjustments[1]	(0.4)	0.1	6.4	0.2
Effective tax rate - reported	33.4%	33.1%	41.1%	34.2%

[1] Refer to the press release for the definition of adjustments to reported results

PATTERSON COMPANIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	January 30, 2016	January 24, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and short-term investments	$97,701	$400,632
Receivables	698,911	586,263
Inventory	814,413	408,422
Prepaid expenses and other current assets	99,831	59,561
Current assets held for sale	—	118,347
Total current assets	1,710,856	1,573,225
Property and equipment, net	278,288	204,133
Goodwill and other intangible assets	1,337,531	424,949
Long-term receivables, net and other	228,995	109,605
Long-term assets held for sale	—	635,794
Total assets	$3,555,670	$2,947,706

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$503,523	$323,294
Other accrued liabilities	197,575	215,075
Current maturities of long-term debt	16,500	—
Borrowings on revolving credit	198,000	—
Current liabilities held for sale	—	39,316
Total current liabilities	915,598	577,685
Long-term debt	1,030,250	725,000
Other non-current liabilities	247,275	81,484
Long-term liabilities held for sale	—	49,414
Total liabilities	2,193,123	1,433,583
Stockholders' equity	1,362,547	1,514,123
Total liabilities and stockholders' equity	$3,555,670	$2,947,706

PATTERSON COMPANIES, INC.
SALES SUMMARY
(Dollars in thousands)
(Unaudited)

	January 30, 2016	January 24, 2015	Total Sales Growth	Foreign Exchange Impact	Animal Health International Impact	Internal Growth
Three Months Ended

Consolidated net sales
Consumable[1]	$1,059,838	$638,541	66.0%	(1.8)%	63.8%	4.0%
Equipment and software	248,779	235,847	5.5	(1.4)	—	6.9
Other[1]	92,236	84,240	9.5	(1.4)	(0.9)	11.8
Total	$1,400,853	$958,628	46.1%	(1.7)%	42.4%	5.4%

Dental
Consumable[1]	$333,835	$322,682	3.5%	(1.6)%	—%	5.1%
Equipment and software	232,334	220,738	5.3	(1.5)	—	6.8
Other[1]	71,482	67,235	6.3	(1.4)	—	7.7
Total	$637,651	$610,655	4.4%	(1.5)%	—%	5.9%

Animal Health
Consumable[1]	$726,003	$315,859	129.9%	(2.0)%	129.9%	2.9%
Equipment and software	16,445	15,109	8.8	(0.1)	—	8.9
Other[1]	7,265	6,847	6.1	(3.0)	(10.8)	19.9
Total	$749,713	$337,815	121.9%	(2.0)%	120.4%	3.5%

Corporate
Other[1]	$13,489	$10,158	32.8%	—%	—%	32.8%
Total	$13,489	$10,158	32.8%	—%	—%	32.8%

Nine Months Ended

Consolidated net sales
Consumable[1]	$3,042,634	$2,020,345	50.6%	(2.2)%	49.2%	3.6%
Equipment and software	610,071	596,650	2.2	(1.5)	—	3.7
Other[1]	280,228	258,809	8.3	(1.4)	(0.5)	10.2
Total	$3,932,933	$2,875,804	36.8%	(2.0)%	34.5%	4.3%

Dental
Consumable[1]	$1,024,323	$974,534	5.1%	(1.5)%	—%	6.6%
Equipment and software	572,771	565,483	1.3	(1.6)	—	2.9
Other[1]	216,996	206,148	5.3	(1.3)	—	6.6
Total	$1,814,090	$1,746,165	3.9%	(1.5)%	—%	5.4%

Animal Health
Consumable[1]	$2,018,311	$1,045,811	93.0%	(2.9)%	95.0%	0.9%
Equipment and software	37,300	31,167	19.7	(0.1)	—	19.8
Other[1]	25,852	23,611	9.5	(4.0)	(5.3)	18.8
Total	$2,081,463	$1,100,589	89.1%	(2.8)%	90.2%	1.7%

Corporate
Other[1]	$37,380	$29,050	28.7%	—%	—%	28.7%
Total	$37,380	$29,050	28.7%	—%	—%	28.7%

[1] Certain sales were reclassified from consumable to other in current and prior periods.

PATTERSON COMPANIES, INC.
SUPPLEMENTARY FINANCIAL DATA
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	January 30, 2016	January 24, 2015	January 30, 2016	January 24, 2015

Operating income (loss)
Dental	$82,108	$78,048	$223,454	$214,024
Animal Health	25,959	11,864	64,108	40,187
Corporate	(12,338)	(12,535)	(46,193)	(38,698)
	$95,729	$77,377	$241,369	$215,513

Other (expense) income, net
Interest income	$496	$1,057	$1,914	$3,056
Interest expense	(10,634)	(8,512)	(39,931)	(25,824)
Other	334	(516)	540	(368)
	$(9,804)	$(7,971)	$(37,477)	$(23,136)

PATTERSON COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	January 30, 2016	January 24, 2015

Operating activities:
Net income	$121,564	$158,743
Net income from discontinued operations	1,500	32,119
Net income from continuing operations	120,064	126,624
Adjustments to reconcile net income from continuing operations to net cash (used in) provided by operating activities:
Depreciation & amortization	58,817	31,489
Non-cash employee compensation	20,587	17,940
Change in assets and liabilities, net of acquired	(247,015)	(56,636)
Net cash (used in) provided by operating activities- continuing operations	(47,547)	119,417
Net cash (used in) provided by operating activities- discontinued operations	(38,985)	38,668
Net cash (used in) provided by operating activities	(86,532)	158,085
Investing activities:
Additions to property and equipment, net of disposals	(56,280)	(43,182)
Acquisitions and equity investments	(1,106,583)	(8,730)
Proceeds from sale of securities	48,744	40,775
Other investing activities	—	(543)
Net cash used in investing activities- continuing operations	(1,114,119)	(11,680)
Net cash provided by investing activities- discontinued operations	714,680	4,256
Net cash used in investing activities	(399,439)	(7,424)
Financing activities:
Dividends paid	(67,010)	(60,340)
Share repurchases	(200,000)	(47,539)
Proceeds from issuance of long-term debt, net	988,400	—
Retirement of long-term debt	(678,250)	—
Draw on revolver	198,000	—
Other financing activities	5,523	6,484
Net cash provided by (used in) financing activities	246,663	(101,395)
Effect of exchange rate changes on cash	(10,251)	(24,452)
Net change in cash and cash equivalents	$(249,559)	$24,814